Exhibit 5

Constance F. Smith
Acting Associate General Counsel


                         Baltimore Gas and Electric Company
                         P.O. Box 1475
                         Baltimore, Maryland 21203
                         410-234-5314  FAX 410-234-5690

[Logo]

                                   January 28, 1998


Baltimore Gas and Electric Company
39 W. Lexington Street
Baltimore, Maryland  21201

Gentlemen:

      This opinion is provided in connection with the Registration Statement on Form S-8 (the "Registration Statement") being filed by Baltimore Gas and Electric Company ("BGE") with the Securities and Exchange Commission ("Commission") under the Securities Act of 1933, as amended, regarding the proposed issuance of up to 1,000,000 shares of Common Stock without par value (the "Common Stock") under BGE's Manager Long-Term Incentive Plan (LTIP).

      I am the Acting Associate General Counsel of BGE and head of the Corporate Unit of its Legal Department. I am generally familiar with BGE's corporate history, properties, operations, Charter (including amendments, supplements, and restatements thereto), and the issuance of its securities outstanding. In connection with this opinion the General Counsel of BGE and I, together with attorneys we supervise, have considered, among other things (1) the Charter of BGE;
(2) the By-Laws of BGE; (3) the Registration Statement; (4) the provisions of the Public Utility Holding Company Act of 1935, as amended (the "1935 Act"), together with an order dated January 16, 1956, issued by the Commission (File No. 31-631) exempting BGE from the provisions of the 1935 Act applicable to it as a holding company; and (5) such other documents, transactions, and matters of law as we deemed necessary in order to render this opinion.

     This opinion is subject to the Registration Statement becoming effective under the Securities Act of 1933, as amended.

      Based on the foregoing, I am of the opinion that the Common Stock, when issued and delivered in accordance with the LTIP, will constitute legally issued, fully paid, and nonassessable shares of Common Stock of BGE.

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Baltimore Gas and Electric Company
January 28, 1997
Page 2


      I express no opinion as to the law of any jurisdiction other than the law of the State of Maryland and the law of the United States of America. The opinion expressed herein concerns only the effect of the law (excluding the principles of conflicts of law) of the State of Maryland and the United States of America as currently in effect.

      This opinion is provided solely for your benefit and may not be relied upon by, or quoted to, any other person or entity, in whole or in part, without my prior written consent.

      I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to me in the Registration Statement (and any amendments thereto) or the prospectus constituting a part of the Registration Statement (and any amendments or supplements thereto).

                                   Very truly yours,


                                   /s/ Constance F. Smith